CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	August 2, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. TO ACQUIRE
FIRST SHARES, INC., IN PLATTEVILLE, WISCONSIN

Dubuque, Iowa, August 2, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) announced today that it has entered into a definitive merger agreement with First Shares, Inc. (FSI), parent company of First National Bank of Platteville in Platteville, Wisconsin. According to terms of the Agreement, Heartland will acquire FSI in a transaction valued at approximately $11 million and estimated at 60 percent stock and 40 percent cash.

Under terms of the Agreement, which has been unanimously approved by the boards of directors of both companies, the outstanding shares of FSI will be converted into a combination of cash and shares of Heartland common stock, with the aggregate purchase price to be based upon the financial position of FSI prior to closing. Simultaneous with closing of the transaction, First National Bank will be merged into Heartland's Wisconsin Bank & Trust subsidiary. The transaction is expected to be a tax-free exchange with respect to the stock consideration received by the shareholders of FSI.

“We are excited about the prospect of expanding further into southwestern Wisconsin,” said Lynn B. Fuller, president and CEO of Heartland. “First National Bank is an excellent fit for our community banking business model, and its locations match our desire to 'fill-in' attractive areas in or close to our existing geographies. FNB is a healthy bank that presents excellent opportunity to build on its solid market share with business and retail customers.”

We are attracted to Platteville as an education center with the University of Wisconsin - Platteville and as a medical center with Southwest Health Center headquartered there. Both are major employers and vital economic engines. Additionally, Platteville serves a robust agricultural market in southwest Wisconsin.”

First National Bank has assets of approximately $130 million, loans of $88 million and deposits of $114 million as of June 30, 2012. Incorporated in 1891, the bank is one of the first national banks organized in Wisconsin. In addition to its main office in Platteville, the bank operates branch offices in Lancaster and Hazel Green, Wisconsin.

The transaction is subject to approvals by FSI shareholders and bank regulatory authorities, and is expected to close during the fourth quarter of 2012.

"Our board views this merger as an excellent move for the customers of First National Bank,” said Dale Kretschmar, First National's President and CEO. “As we considered our strategic direction, including the importance of identifying a potential quality merger partner, Heartland stood out as an excellent fit. We are very pleased to partner with a strong company that is committed to face-to-face customer service and locally-based community banking that will continue our long tradition of strong community support.

“We believe our customers will benefit from this merger. They will have access to a wide selection of convenient financial products and services offered by Wisconsin Bank & Trust,” said Kretschmar.

Kretschmar continued, “Since its founding in 1891, First National has proudly served the people of southwestern Wisconsin with personal service and community leadership. Wisconsin Bank & Trust is built on the same principles. We are certain that our customers and communities will see many similarities once the merger is completed. At the same time, they will have access to a wider menu of financial services and enhanced technology.”

Fuller concluded, “We will be acquiring a talented team of local management and staff with an excellent knowledge of the community and the customers they serve. The First National Bank locations represent solid and steady markets.”

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Additional Information about the Merger and Where to Find It
This communication is being made in respect of a proposed merger transaction involving Heartland Financial USA, Inc. and First Shares, Inc. In connection with the transaction, Heartland Financial USA, Inc. will file a registration statement with the SEC that will include a proxy statement/prospectus to be used by First Shares, Inc. at the special meeting it will call to approve the merger. Shareholders are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement/prospectus will be mailed to First Shares, Inc. shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the registration statement on form S-4 that includes preliminary and final versions of the proxy statement/prospectus and other relevant documents will be available free of charge at the SEC's Internet Web site, www.sec.gov.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $4.4 billion diversified financial services company providing commercial and retail banking, residential mortgage, wealth management, investment services, insurance and consumer finance services. Heartland currently has 64 banking locations in 43 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota, as well as, mortgage loan production offices in California, Nevada, Texas, Wyoming and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Wisconsin Bank & Trust
Wisconsin Bank & Trust (WB&T), formerly Wisconsin Community Bank and Heartland Business Bank, is a community bank with assets of $500 million serving customers in the Madison, Monroe, Green Bay, and Sheboygan areas of Wisconsin. The bank operates seven branch offices, all located in Wisconsin, and is a subsidiary of Heartland Financial USA, Inc. WB&T is a member of the Federal Deposit Insurance Corporation and an Equal Housing Lender. Find WB&T at www.thewcb.com.

About First National Bank
First National Bank has proudly served southwest Wisconsin since 1891. The bank has a long history filled with proven success and an unwavering commitment to excellence in service to individuals, professionals and small to mid-sized businesses. Learn more at www.firsteconnect.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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